Exhibit  23(d)(2)(c)
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                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
                          EFFECTIVE AS OF MARCH 5, 2001

This AMENDMENT is made part of the INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of May 1, 1999, as amended, among Nationwide Mutual Funds (the "Trust") and Union Bond & Trust Company, an Oregon trust company (the "Adviser") pursuant to which the Adviser provides investment advisory services to the Trust on behalf of the Nationwide Morley Capital Accumulation Fund and the Nationwide Morley Enhanced Income Fund (the "Funds") and is consented to by Morley Capital Management, Inc. ("MCM").

WHEREAS, the Adviser wishes to transfer the Agreement to MCM and is asking the Trust to agree to amend the Agreement so that Adviser's rights and responsibilities are transferred to MCM (the "Transfer");

WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, MCM is wholly owned by Morley Financial Services, Inc., an Oregon corporation, which also wholly owns the Adviser, and thus MCM and the Adviser are under common control;

WHEREAS, substantially all of the persons who will serve as the directors and/or officers of MCM immediately after the Transfer are persons who have served as directors and/or officers of the Adviser prior to the Transfer;

WHEREAS, the personnel who perform the services required of the Adviser under the Agreement will continue to perform the same services after the Transfer;

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Adviser;

WHEREAS, the Transfer will not result in a change in the fees required to be paid under the Agreement;

WHEREAS, in view of the foregoing, the Transfer will not constitute an assignment of the Agreement within the meaning of the 1940 Act; and

WHEREAS, the Trust's Board of Trustees, including a majority of those Trustees who are not "interested persons" of the Trust, the Adviser or MCM as defined in
Section 2(a)(19) of the 1940 Act, has approved this Amendment to the Agreement pursuant to Section 10 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective March 5, 2001 (the "Effective Date"), the Adviser will transfer to MCM all of its rights and responsibilities under the Agreement.

2. On the Effective Date, MCM will assume such rights and responsibilities of the Adviser, subject to the terms of the Agreement.

3. On the Effective Date, Adviser shall be relieved of all of its rights and responsibilities under the Agreement.

4. All other provisions of the Agreement shall remain in full force and effect.

5. The Trust represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

6. The Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

7. MCM represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

8. The Adviser and MCM together represent and warrant that the transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

UNION  BOND  &  TRUST  COMPANY                   NATIONWIDE  MUTUAL  FUNDS

By:  /s/  Peter  DeGraff                         By:  /s/  Kevin  S.  Crossett

Title:  Assistant  General  Manager              Title:  Secretary


Agreed  and  Consented  to  by:

MORLEY  CAPITAL  MANAGEMENT,  INC.

By:  /s/  Jill  R.  Cuniff

Title:  Managing  Director



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